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                                   EXHIBIT A

                        INVESTMENT REPRESENTATION LETTER

EXCO Resources, Inc.
9400 N. Central Expressway
Suite 1209
Dallas, TX 75231

Gentlemen:

         The undersigned, Mr. Earl Ellis, (hereinafter referred to as the "Purchaser"), hereby acknowledges receipt of Stock Certificate No. ___________ representing 100,000 shares of the Common Stock (the "Shares"), par value $.01 per share, of EXCO Resources, Inc. (the "Company"). The Purchaser is purchasing the Shares from the Company. In order to induce the Company to sell the Shares to the Purchaser, the Purchaser has made certain representations and warranties concerning the Shares, which representations and warranties are reduced to writing herein. The Purchaser makes the following representations to you:

         1. The undersigned is acquiring the Common Stock for his own account, for investment purposes only, and not with a view to the resale or distribution of all or any part thereof.

         2. The undersigned is an Accredited Investor under Rule 501(a)(5) of Regulation D.

         3. The undersigned has not offered or sold any portion of the Common Stock and has no present intention of dividing such Common Stock with others or reselling or otherwise disposing of any portion of the Common Stock either currently or after the passage of a fixed or determinable period of time, or upon the occurrence or nonoccurrence of any predetermined event or circumstance.

         4. The undersigned acknowledges that he has been advised that the Common Stock, and/or the certificate(s) representing the Common Stock (a) have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law ("Blue Sky Laws"), (b) are "restricted securities" as defined in Rule 144(a)(3) under the Act, (c) will not be transferable without registration under the Act and/or applicable Blue Sky Laws, unless an exemption from the registration requirement thereof is available and an opinion of counsel to that effect is delivered to the Company, and (d) will bear the following restrictive legend evidencing transfer restrictions:

         "The shares represented by this certificate have been acquired for investment and may not be sold or transferred unless the same are registered under the Securities Act of 1933, or the Company receives an opinion from counsel that registration is not required for sale or transfer or that the shares have been
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EXCO Resources, Inc.
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         legally sold in a broker's transaction pursuant to Rule 144 under the
         Securities Act of 1933."

Moreover, the undersigned has been advised that Rule 144 may not be available for resales unless the Company remains a reporting company subject to the requirements of the Securities and Exchange Act of 1934, as amended, and the Company files all required information with the SEC.

         5. As of the present date, the Purchaser is not aware of any occurrence, event or circumstances upon the happening of which he intends to transfer or sell the Shares, or any part thereof, and the Purchaser does not have any present intention to sell the Shares, or any part thereof, after the lapse of any particular period of time.

         6. The Purchaser has no present obligation, indebtedness or commitment and has no knowledge of any circumstances in existence, which would compel the Purchaser to secure funds by the sale of the Shares, nor is the Purchaser a party to any plans or undertakings requiring funds, which plans or undertakings can be consummated only by the sale of all or part of the Shares.

         7. The negotiations for the purchase of such Shares have been conducted directly between the Purchaser on the one hand and the Company on the other. The Purchaser acknowledges that he has been furnished all information that he has requested to the extent that he considers necessary and advisable and such information is reasonable upon which to base an investment decision.

                                                   Very truly yours,

                                                   /s/ Earl Ellis
                                                   ---------------------------
                                                   Name: Earl Ellis

Dated: December 31, 1997